PROXY                                                                 PROXY

                               PURUS, INC.
             600 CALIFORNIA STREET, SAN FRANCISCO, CA  94108

  This Proxy is Solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders on March 21, 1997.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the Proxy Statement dated February 24, 1997, and appoints Russell K. Burbank and Stephen D. Mayer, and each of them, as the Proxies of the undersigned, with full power of substitution, to vote, as specified herein, all shares of Common Stock of Purus, Inc. (the "Company"), held of record by the undersigned on January 28, 1997, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held on March 21, 1997, and at any adjournment(s) or postponement(s) thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side of this Proxy Card.

               (Continued and to be signed on reverse side.)


     Please mark your vote as in this sample

The Board of Directors recommends a vote "FOR" the following proposal:

1. To elect the following directors to serve until the 1998 annual meeting of stockholders or until their respective successors are elected and qualified:

     Nominees:   Reinhard Siegrist             FOR          WITHHOLD
                 Hans C. Ochsner          All Nominees    All Nominees
                 Donald D. Winstead

     Instruction: To withhold authority to vote for any individual nominee(s), write that nominee's name in the space provided below.

     -----------------------------------

2. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and at any adjournment(s) or postponement(s) thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTOR OF ALL THE NOMINEES LISTED ABOVE IF NO SPECIFICATION IS MADE.

Please mark, sign, date, and return this proxy card promptly using the enclosed envelope.


Signature ___________________________ Date _________1997 Date _________1997

_____________________________________ Signature, if held jointly

NOTE:     Please sign exactly as name(s) is (are) shown on the stock certificate to which the Proxy applies. When shares are held by joint tenant(s), both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title, as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership's name by an authorized person.